                                                                    Exhibit 4(a)



                                                                 May 8, 2001
Demegen, Inc.
1051 Brinton Road
Pittsburgh, PA 15221

Gentlemen:

         1. Subscription. The undersigned, intending to be legally bound, irrevocably applies to purchase from Demegen, Inc., a corporation organized under the laws of the State of Colorado (the "Company"), the number of Units, each Unit consisting of 1 share of the Common Stock, par value $0.001 per share ("Common Stock") and 1 Warrant to acquire 1 share of the Common Stock ("Warrant"), of the Company set forth in Section 15 below, in accordance with the terms and subject to the conditions of this Subscription Agreement. Each share of Common Stock subscribed for hereby shall entitle the holder to such rights as are conveyed by the terms of the stock certificates representing such shares of Common Stock. Each Warrant subscribed for hereby shall entitle the holder to such rights as are conveyed by the terms of the warrant certificates representing such warrants. The shares of Common Stock and Warrants subscribed for hereby are sometimes referred to herein as the "Subject Securities". The shares of Common Stock and warrants shall be separately transferable immediately after the closing of the offering of the Subject Securities. The securities being offered are part of an offering of shares and warrants by the Company (the "Offering") to certain qualified investors without (i) registration under the Securities Act of 1933, as amended (the "Securities Act") or (ii) qualification under state securities laws ("Blue Sky laws") in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and Regulation D thereunder and applicable provisions of state securities laws.

         2. Purchase Price; Payment. The purchase price for each Unit subscribed for shall equal $0.50. Simultaneously with the execution and delivery of this Subscription Agreement, the undersigned is delivering to the Company the amount (the "Purchase Price") set forth below. Payment of the Purchase Price is being made by delivery to the Company of a check, subject to collection, or by the wire transfer of the Purchase Price to or by other means satisfactory to the Company.

         3. Acceptance. The undersigned understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject any subscription for the Subject Securities, in whole or in part, and to withdraw its offer to sell the Subject Securities at any time before the issuance thereof. A subscription shall be deemed accepted by the Company only when the Company transmits a notice of acceptance to the undersigned or issues the Subject Securities upon receipt of the Purchase Price. There is no minimum number of subscriptions necessary prior to the Company accepting any subscription for the purchase and sale of the Subject Securities. If any additional subscriptions to purchase the Subject Securities are received, the Company may accept them at any time. The Company, at its sole discretion, may terminate this offering at any time. No funds received in connection with subscriptions will be held in escrow. In the event a subscription is rejected or this offer is withdrawn, the Company shall return to the undersigned, without interest, all funds received from the undersigned in respect of the Purchase Price.


         4. Representations and Warranties of the Purchaser. In order to induce the Company to sell the Subject Securities to the undersigned, the undersigned hereby represents, warrants and covenants to the Company as follows:

                  (a) Except as provided in paragraph (l) of this Section 4, the undersigned is acquiring the Subject Securities solely for the account of the undersigned, for investment purposes only and not with a view to, or for, subdivision, resale, distribution, or fractionalization thereof, or for the account, in whole or in part, of others. No other person has or will have a direct or indirect beneficial interest in the Subject Securities. The undersigned recognizes the restrictions on the transferability of the Subject Securities and is able to bear the substantial economic risk of an investment in the Subject Securities, including a complete loss thereof, for an indefinite period of time. The undersigned has no need for liquidity of this investment and has no reason to anticipate any change in circumstances, financial or otherwise, or other particular occasion or event which might cause or require the undersigned to attempt to sell or transfer any of the Subject Securities. The undersigned understands that the statutory basis on which the Subject Securities are being sold to the undersigned would not be available if the undersigned's present intent were to hold the Subject Securities for a limited fixed period or until the occurrence of a certain event. The undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth.

                  (b) The undersigned understands that the sale of the Subject Securities to the undersigned is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and applicable state securities laws. The undersigned will not sell, hypothecate or otherwise transfer any or all of the Subject Securities other than in accordance with the following provisions:

                  (i) pursuant to a registration statement under the Securities Act which has become effective, and a prospectus related thereto which is current, with respect to the securities to be disposed of and, if required, a registration statement under applicable state securities laws; or

                  (ii) pursuant to a specific exemption from registration under the Securities Act and applicable state securities laws, but only upon the undersigned first having delivered to the Company a favorable written opinion of counsel for the undersigned, reasonably satisfactory in form and substance to the Company, to the effect that the proposed sale or transfer is exempt from registration under the Securities Act and any applicable state securities laws.

                  (c) The undersigned understands that the Subject Securities are not registered under the Securities Act or applicable state securities laws and such securities must be held indefinitely, unless the subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. The undersigned acknowledges that, except as provided in this Subscription Agreement, the Company has not undertaken to register the Subject Securities pursuant to the Securities Act and, except as provided therein, will have no obligation to effect on behalf of the undersigned any registration under the Securities Act or to assist the undersigned in complying with any exemption from registration under the Securities Act or any state securities laws. The undersigned understands that the exemption from registration afforded by certain rules and regulations under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, such rules and regulations may afford the basis for sales of the Subject Securities only in limited amounts.

                  (d) The undersigned acknowledges that the certificate or certificates evidencing the Subject Securities, and any substitutions or replacements thereof, shall bear a legend in substantially the following form:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS THEN AVAILABLE"

                  (e) The undersigned further represents and warrants that in order to make an informed decision in connection with the purchase of the Subject Securities:

                  (i) the undersigned has reviewed the merits and risks of an investment in the Subject Securities with such tax and legal counsel and with an investment advisor to the extent deemed advisable by the undersigned;

                  (ii) the undersigned recognizes that an investment in the Subject Securities involves a high degree of risk; and the undersigned has carefully studied the Information for Investors dated May 8, 2001 which were delivered to the Subscriber ("Investment Materials") and in particular the Risk Factors set forth therein;

                  (iii) the undersigned is a highly sophisticated investor who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subject Securities; and

                  (iv) the undersigned, A) has been provided with sufficient information with respect to the business of the Company and has carefully reviewed the same including, without limitation, the Investment Materials, B) has been provided with such additional information with respect to the Company as the undersigned has requested, and C) has had the opportunity to discuss such information with members of the management of the Company and any questions that the undersigned had with respect thereto have been answered to the full satisfaction of the undersigned.

                  (f) The undersigned is not relying on the Company with respect to the general economic, tax and other considerations relevant to the undersigned's decision relating to this investment. With respect to such considerations, the undersigned has relied on the advice of his own qualified advisors to the extent the undersigned has deemed appropriate. The undersigned understands that no United States federal or state agency of government has examined or made any determination regarding the fairness of this Offering.

                  (g) The undersigned represents and warrants that the undersigned is an "accredited investor" as that term is defined in Rule 501 promulgated under Regulation D of the Securities Act by virtue of one or more of the following:

                  (i) The undersigned is either a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; or a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or an insurance company as defined in Section 2(13) of the Securities Act; or an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; or a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefits of its employees if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

                  (ii) The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or

                  (iii) The undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), or a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered hereby, with total assets in excess of $5,000,000; or

                  (iv) The undersigned is a director or executive officer of the Company; or (v) The undersigned is a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of the purchase, exceeds $ 1,000,000; or

                  (vi) The undersigned is a natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

                  (vii) The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered hereby, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; or

                  (viii) The undersigned is a corporation or other entity all of whose shareholders or other equity owners are themselves accredited investors by virtue of this subparagraph or by subparagraphs (i), (ii), (iii), (iv), (v),
(vi) or (vii) above.

                  For purposes hereof, "individual income" means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, and
(iv) any amount by which income from long term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code. For purposes hereof, "net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities, including mortgage.

                  (h) No oral or written representations have been made or oral or written information furnished to the undersigned or the undersigned's advisors in connection with the Offering which were in any way inconsistent with the information provided to the undersigned in the Disclosure Documents. The undersigned acknowledges that the Disclosure Documents replace and supersede any and all information delivered prior to delivery of the Disclosure Documents.

                  (i) The undersigned is not subscribing to purchase the Subject Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media of general circulation or broadcast over television or radio, or presented at any seminar or meeting pursuant to a publicly circulated invitation, or any solicitation of a subscription by a person not previously known to the undersigned in connection with investments in securities generally.

                  (j) If the undersigned is a corporation, partnership, trust or other entity (i) it is duly authorized and empowered to execute, deliver and perform this Subscription Agreement and to purchase the Subject Securities, and has duly taken all requisite action in connection therewith; and (ii) the person signing this Subscription Agreement on behalf of the undersigned has been duly authorized by the undersigned to do so.

                  (k) This Subscription Agreement is a valid and binding legal obligation of the undersigned, enforceable against the undersigned in accordance with its terms; and the execution, delivery and performance of this Subscription Agreement and the purchase of the Subject Securities do not and will not conflict with, violate or constitute a default under any applicable law or regulation, the undersigned's certificate of incorporation, by-laws, partnership agreement or any agreement or arrangement to which the undersigned is a party or by which the undersigned may be bound.

                  (l) If the undersigned is acting in a fiduciary capacity in purchasing the Subject Securities, the fiduciary represents and warrants that he or she has authority to execute this Subscription Agreement on behalf of the person or persons for whom the Subject Securities are being purchased, that such persons have been given the Disclosure Documents and this Subscription Agreement and have confirmed to the fiduciary that they have reviewed the same, and that the representations and warranties contained in this Subscription Agreement (and in any other written statement or document delivered to the Company) shall be deemed to have been made on behalf of such person or persons.

                  (m) All information which the undersigned has furnished and is furnishing to the Company, including, without limitation, the representation as to the undersigned's status as an "Accredited Investor" within the meaning of Rule 501 under the Securities Act and all other representations contained in this Subscription Agreement, are correct and complete as of the date of this Subscription Agreement, and if there should be any material change in such information prior to the undersigned's receipt of the Subject Securities, the undersigned will immediately furnish such revised or corrected information to the Company. The undersigned is executing and delivering this Subscription Agreement with full awareness of its implications and in recognition of the fact that the Company is relying on the undersigned's representations and warranties in selling the Subject Securities to the undersigned, and that the Company and other investors may be damaged if such representations or warranties are incorrect.

                   (n) The undersigned agrees, within five days after receipt of a request from the Company, to provide such information and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

         6. Representations and Warranties of the Company. The Company hereby represents and warrants to the undersigned as follows:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has full power and authority (corporate and otherwise) to conduct its business as presently conducted and proposed to be conducted by it, as set forth in the Disclosure Documents and to effect the transactions contemplated hereby.

                  (b) The authorized capital stock of the Company immediately prior to this Offering consists of 140,000,000 shares of which 40,000,000 shares are Preferred Stock, par value $0.001 per share, which may be issued in series by the Board of Directors of the Company, and 100,000,000 are shares of Common Stock, par value $0.001 per share. Of such authorized shares, 4,444,444 shares of Redeemable Convertible Preferred Stock, which are convertible into a like amount of shares of Common Stock, are issued and outstanding and 36,779,778 shares of Common Stock are issued and outstanding, not including 23,350,935 shares of Common Stock which are reserved for issuance pursuant to the exercise of outstanding options and/or warrants which are exercisable for prices ranging from $0.05 to $1.25 per share. Other than the foregoing securities, there are no outstanding securities, options or other rights to acquire any capital stock or securities of the Company and no agreements made by or known to the Company respecting the ownership, voting or other aspects of any shares of the Company's capital stock.

                  (c) No consent, authorization or other approval from, nor any registration, qualification or filing with, any person or governmental authority is required in connection with the Offering or the transactions contemplated hereby, which consent, authorization or approval has not heretofore been obtained or which registration, qualification or filing has not heretofore been made.

                  (d) The Company has taken all corporate action required on the part of the Company to authorize and approve the Offering and the transactions contemplated hereby and the Subject Securities, when paid for and delivered pursuant to the terms hereof, will be validly issued, fully paid and non-assessable.

         7. Covenants of the Company. (a) The Company hereby agrees to endeavor to file such reports and take such other action necessary to allow the undersigned to sell the Common Stock and the shares of Common Stock obtainable upon exercise of the Warrants pursuant to Rule 144 under the Securities Act of 1933.

                  (b) (i) The Company agrees that the holders of a majority of the Subject Securities purchased pursuant to the Offering ( the "Electing Stockholders ") shall have the one-time right, exercisable at any time three (3) months after the closing of the Offering but not more than two years from the closing of the Offering, upon written notice to the Company, to require that the Company prepare and promptly file a registration statement, as may be required under the Securities Act, in connection with the public offering of the shares of Common Stock and shares of Common Stock obtainable upon exercise of the Warrants acquired pursuant to this Subscription Agreement (the "Underlying Shares"); provided, however, that such underlying shares are not then freely transferable pursuant to an exemption from registration pursuant to the Securities Act. In connection therewith, the Company shall be obligated to prepare and file such registration statement within 60 days of receipt of the requisite number of notices and shall be further obligated to use its best efforts, including the filing of any amendments or supplements thereto, to have any such registration statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as soon as practicable after the filing date thereof. The Company shall also use its best efforts to keep any such registration statement, and the accompanying prospectus, effective and current under the Securities Act at its expense, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all shares covered thereby or one hundred twenty (120) days after the effective date thereof. If the Electing Stockholder intends to distribute the shares so registered by means of an underwriting, it shall so advise the Company in its written notice. Upon receipt of any such request by the Electing Stockholder to file a registration statement, the Company shall promptly give written notice of such proposed registration to all stockholders of the Company entitled to registration rights pursuant to the Subscription Agreements. Such stockholders shall have the right to participate in such registration as provided in, and subject to the terms and conditions of, such Subscription Agreements. The Company shall also have the right to include in any registration statement filed pursuant hereto other securities of the Company then proposed to be distributed; provided, however, that if the underwriter (if any) managing the offering determines that, because of marketing factors, all of the shares requested to be registered by the Electing Stockholder and all other stockholders requesting to participate in such registration and the securities proposed by the Company to be included in such registration, may not be included in the offering, then the shares requested to be included in such registration by all stockholders and the Company shall be reduced pro rata based upon the number of shares that such stockholders and the Company have requested to be registered.

                  (ii) If at the time of any request to register the shares of Common Stock or shares obtainable upon exercise of the Warrants, the Company is engaged or has fixed plans to engage within thirty (30) days of the time of the request in a registered public offering or is engaged in any other activity that, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of commencement of such other material activity, as the case may be.

                  (iii) If the Company at any time proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4 or S-8 or another form not available for registering the Subject Securities for sale to the public), it will give written notice at such time to all holders of the Subject Securities. Upon the written request of any such holder, given within 20 days after receipt of any such notice by the Company, to register any of its Underlying Shares (which request shall state the intended method of disposition thereof or the Company can so designate), the Company will use its best efforts to cause the Underlying Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company. The number of Underlying Shares to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares so requested to be registered) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein.

                  (iv) If and whenever the Company is required by the provisions hereof to effect the registration of any of the Underlying Shares under the Securities Act, the Company will, as expeditiously as possible use its best efforts to file such registration statement and cause such registration statement to become effective. The Company will pay all registration expenses in connection with each such registration statement, not including commissions, underwriting discounts or similar expenses or the fees, if any of a selling stockholder's counsel. To the extent permitted by law, the Company will indemnify and hold harmless each such seller against any losses, claims, damages or liabilities, joint or several, to which such seller may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller in writing specifically for use in such registration statement.

         8. Governing Law. This Subscription Agreement has been made in, and shall be construed in accordance with, the laws of the State of New York applicable to contracts made and to be fully performed entirely within such State.

         9. Severability. Each provision of this Subscription Agreement is intended to be severable from every other provision, and the invalidity or illegality of any provision shall not affect the validity or legality of the remaining provisions of this Subscription Agreement.

         10. Assignability. This Subscription Agreement is not transferable or assignable by the undersigned.

         11. Backup Withholding . The undersigned verifies under penalties of perjury, that the Taxpayer Identification Number set forth below is true, correct and complete and that the undersigned is not subject to backup withholding either:

         (a) because the undersigned has not been notified that the undersigned is subject to backup withholding as a result of a failure to report all interest or dividends; or

         (b) because the Internal Revenue Service has notified the undersigned that the undersigned is no longer subject to backup withholding.

         12. Modification. Neither this Subscription Agreement nor any of its provisions shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

         13. Notices. Any notice, demand or other communication which any party to this Subscription Agreement may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if:(a) deposited, postage prepaid, in a United States mail box, stamped registered or certified mail, return receipt requested, addressed to such address as may be listed on the books and records of the Company; or (b) delivered personally at such address.

         14. Entire Agreement. This Subscription Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all negotiations, representations and other agreements made by and between such parties with respect hereto.


                                INVESTOR NOTICES

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF ANY INFORMATION PROVIDED TO THE UNDERSIGNED IN CONNECTION WITH AN INVESTMENT IN THE SHARES. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

15. General Information

         (a) Name(s) of Subscriber: _________________________________

         (b) Type of Ownership:

         ______ Individual

         ______ Corporation/partnership/other business entity

         ______ Joint Tenants with rights Of survivorship

         ______ Trust, pension etc. plan

         ______ Tenants in Common

         ______ Other (describe)

         (c) Number of Units subscribed for: ___________________

         (d) Aggregate Purchase Price for Units: $____________($0.50 per share)

         (e) Subscriber's Address:_________________________________

         (g) Social Security or Tax Identification No., Subscriber:
             Co-Subscriber: ___________________________________________

         (h) Date and jurisdiction of organization if subscriber is a business entity: __________________________________________________


         (i) Date and governing jurisdiction if subscriber is a trust:
             __________________________________________________________

         (j) Trustees:
             Name(s): ________________________________________
             Address: ________________________________________
             Telephone No.: __________________________________

         The undersigned, intending to be bound hereby, subscribes to the purchase of the Subject Securities as set forth above.

                                         _______________________________________
                                         Name(s)

                                         _______________________________________
                                         Title

                                         _______________________________________
                                         Name(s)

                                         _______________________________________
                                         Title

Agreed to and accepted this
_________ day of ______,2001

DEMEGEN, INC.

By:________________________________
   Name: Richard D. Ekstrom
   Title: President & CEO